UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 6, 2011

TRESOR CORPORATION
(Exact name of registrant as specified in its charter)

Florida	333-139220	20-1993383
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

Suite 1801, 18/F Tower 1, Prosper Center, No.5 Guanghua Road
Chaoyang District, Beijing, People’s Republic of China 100021
(Address of principal executive offices)

+86 10 5907 3561
(Registrant's telephone number, including area code)

Good Earth Land Sales Company
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On June 6, 2011, Good Earth Land Sales Company, a Florida corporation (the “Company”) filed the Articles of Amendment to the Articles of Incorporation (the “Articles of Amendment”) with the Florida Department of State to change the name of the Company from “Good Earth Land Sales Company” to “Tresor Corporation.” A copy of the Articles of Amendment is attached hereto as Exhibit 3.1 and incorporated by reference herein.

ITEM 8.01 OTHER EVENTS.

As a result of the name change of the Company, the new CUSIP number for the Company’s common stock is 89530X 109. The Company has applied with the Financial Industry Regulatory Authority (FINRA) for a new symbol for quotation on the OTCBB Market, however one has not yet been assigned.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit
Number	Description
3.1	Articles of Amendment to Articles of Incorporation filed with the Florida Department of State, dated June 6, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRESOR CORPORATION (f.k.a. Good Earth
Land Sales Company)

Date: June 10, 2011	By: /s/ Ou, Chu Pan
Ou, Chu Pan
Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description
3.1	Articles of Amendment to Articles of Incorporation filed with the Florida Department of State, dated June 6, 2011